Exhibit 99.1

Chembio Diagnostics Appoints Dr. Mary Lake Polan to its Board of Directors

MEDFORD, N.Y., August 8, 2018 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care ("POC") diagnostic testing, today announced that Mary Lake Polan, M.D., Ph.D., M.P.H., has been appointed to its Board of Directors.

Dr. Mary Lake Polan is a Professor of Clinical Obstetrics, Gynecology and Reproductive Sciences at the Yale University School of Medicine where her work focuses on reproductive health for women. She is a renowned women’s health researcher.  Her work on ovarian function, reproductive endocrinology and infertility has been published and cited with regularity throughout the scientific community.  Dr. Polan has significant experience in leadership roles at several medical schools, and prior to Yale she served as an Adjunct Professor in the Obstetrics and Gynecology department at Columbia University School of Medicine.  Previously Dr. Polan spent 15 years as the Chair of the Department of Obstetrics and Gynecology at Stanford University School of Medicine.

“It is with great honor that we welcome Dr. Polan to our Board of Directors.  She is an influential thought leader in women’s health with global experience and expertise,” stated Katherine L. Davis, Chair of Chembio's Board of Directors. “We are looking forward to her contribution to our Board, as her insight will be extremely valuable as the company continues to advance the sexually transmitted disease point-of-care testing market and broaden product offerings through technology collaborations.”

“Chembio’s proprietary point-of-care technology platform is a powerful tool which has shown the ability to improve the diagnosis of disease around the world,” added Dr. Mary Lake Polan. “I am excited to contribute to the proliferation of the technology and continued success of the company as a member of its Board of Directors.”

Dr. Polan also currently serves on the board of Quidel Corp, and Motif BioSciences, Inc. and is the Chair of the Proctor & Gamble Scientific Advisory Board on Women’s Health and Hygiene.  She received her Ph.D. and M.D. from Yale University, and M.P.H. from University of California at Berkeley.

About Chembio Diagnostics

Chembio is a leading point-of-care diagnostics company focused on detecting and diagnosing infectious diseases. The company’s patented DPP® technology platform, which uses a small drop of blood from the fingertip, provides high-quality, cost-effective results in 15-20 minutes. Coupled with Chembio’s extensive scientific expertise, its novel DPP® technology offers broad market applications beyond infectious disease, a number of which are under active development with collaboration partners. Chembio’s products are sold globally, directly and through distributors, to hospitals and clinics, physician offices, clinical laboratories, public health organizations, government agencies, and consumers. Learn more at www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:

Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com